UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2025

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Nicole Mowad-Nassar to Board of Directors

On August 15, 2025, Resmed Inc. (“Resmed”) elected Nicole Mowad-Nassar to serve on its board of directors effective immediately with an initial term expiring at Resmed’s 2025 annual meeting of stockholders on November 19, 2025, or until Ms. Mowad-Nassar’s earlier death, disability, resignation or removal. Ms. Mowad-Nassar, age 54, is the senior vice president, AbbVie Inc. (NYSE: ABBV) and president, specialty and U.S. therapeutics operations, and has served in these roles since July 2023. Previously, she served as vice president, commercial analytics and operations, AbbVie Patient Services from January 2020 to July 2023 and vice president, commercial analytics and operations and global commercial integration lead, Allergan Acquisition from January 2018 to January 2020. Ms. Mowad-Nassar will serve on Resmed’s Compensation and Leadership Development Committee.

Ms. Mowad-Nassar was not selected to serve on Resmed’s board of directors under any arrangement or understanding between Ms. Mowad-Nassar and any other person. Resmed is not aware of any transactions with Ms. Mowad-Nassar that would require disclosure under Item 404(a) of Regulation S-K.

In accordance with Resmed’s customary practice, Resmed will be entering into its standard form of indemnification agreement with Ms. Mowad-Nassar, which will require Resmed to indemnify her against certain liabilities that may arise as a result of her status or service as a director. The description of Ms. Mowad-Nassar’s indemnification agreement is qualified in its entirety by the full text of Resmed’s standard form of indemnification agreement, which is incorporated here by reference to Exhibit 10.1 to Resmed’s current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009.

As a non-executive director, Ms. Mowad-Nassar will participate in Resmed’s director compensation program on a pro rata basis, as generally described under the caption “Director Compensation—2024” in ResMed’s proxy statement filed with the Securities and Exchange Commission on October 3, 2024, with an increase in the cash retainer provision for fiscal year 2026 to $75,000 as approved by the board of directors in May 2025. Ms. Mowad-Nassar’s compensation will be disclosed in Resmed’s 2025 proxy statement to be filed on or before October 3, 2025.

Expected Retirement of Richard Sulpizio from Board of Directors

Also on August 15, 2025, Richard Sulpizio, a member of Resmed’s board of directors, announced that he will not stand for election by Resmed’s stockholders in November 2025, intends to retire from the board of directors, effective at Resmed’s 2025 annual meeting of stockholders, which is anticipated to occur on November 19, 2025. Mr. Sulpizio’s intention to retire is not due to any disagreement with Resmed on any matter relating to Resmed’s operations, policies or practices.

A copy of Resmed’s press release relating to these announcements is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

99.1	Press Release dated August 18, 2025, regarding results of operations

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: August 18, 2025,	RESMED INC.
(registrant)

	By:	/s/ Michael Rider
	Name:	Michael Rider
	Its:	Secretary